RELIANCE BANCORP, INC.
                               585 STEWART AVENUE
                           GARDEN CITY, NEW YORK 11530
                                 (516) 222-9300

October 11, 1996

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Reliance Bancorp, Inc. (the "Company"), the holding company for Reliance Federal Savings Bank (the "Bank"), to be held on November 12, 1996, at the Long Island Marriott Hotel and Conference Center, 101 James Doolittle Boulevard, Uniondale, New York, 11553, at 9:00 a.m. Eastern time.

The attached Notice of Annual Meeting of Stockholders and the Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of the Company, as well as a representative of KPMG Peat Marwick LLP, the Company's independent auditors, will be present at the Annual Meeting to respond to any questions which stockholders may have.

There are three matters to be considered at the Annual Meeting. The Board of Directors of the Company has determined that approval of the matters to be considered at the Annual Meeting is in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

Please sign and return the enclosed proxy card promptly in the postage-paid envelope provided. Your cooperation is appreciated since a majority of the common stock must be represented either in person or by proxy, to constitute a quorum for the conduct of business.

On behalf of the Board of Directors and all of the employees of the Company and the Bank, I wish to thank you for your support and interest. We look forward to seeing you at the Annual Meeting.

Sincerely,



Raymond A. Nielsen
President and
Chief Executive Officer

                             RELIANCE BANCORP, INC.
                               585 STEWART AVENUE
                           GARDEN CITY, NEW YORK 11530
                   -------------------------------------------

                           NOTICE OF ANNUAL MEETING OF
                           STOCKHOLDERS To Be Held On
                                November 12, 1996
                   -------------------------------------------


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Reliance Bancorp, Inc. will be held on November 12, 1996, at 9:00 a.m., Eastern time, at the Long Island Marriott Hotel and Conference Center, 101 James Doolittle Boulevard, Uniondale, New York 11553.

     The Annual Meeting is for the purpose of considering and voting upon the following matters:

     1.   The election of two directors for terms of three years each;
     2.   Approval of the Reliance Bancorp, Inc. 1996 Stock Option Plan;
     3. The ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending June 30, 1997; and
     4. Such other matters as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has established October 4, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of stockholders entitled to vote at the Annual Meeting will be available at Reliance Bancorp, Inc., 585 Stewart Avenue, Garden City, New York 11530, for a period of ten days prior to the Annual Meeting and will also be available at the meeting itself.

                                              By Order of the Board of Directors


                                              Robert F. Pelosi
                                              Secretary
Garden City, New York
October 11, 1996

                             RELIANCE BANCORP, INC.
                           ---------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                November 12, 1996
                           ---------------------------



General Information

     This proxy statement and the accompanying proxy card are being furnished to stockholders of Reliance Bancorp, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company ("Board of Directors" or the "Board") of proxies to be used at the annual meeting of stockholders to be held on November 12, 1996 (the "Annual Meeting"), and at any adjournments thereof. The 1996 Annual Report to Stockholders, including the consolidated financial statements for the fiscal year ended June 30, 1996, accompanies this proxy statement and proxy card, which are first being mailed to record holders on or about October 11, 1996.

     Regardless of the number of shares of common stock owned, it is important that record holders of a majority of the shares be represented by proxy or present in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxy cards will be voted "FOR" the election of the nominees for director named in this proxy statement,"FOR" the approval of the Reliance Bancorp, Inc. 1996 Stock Option Plan, and "FOR" the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the year ending June 30, 1997.

     Other than the matters listed on the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

     A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

     The cost of solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, Kissel-Blake Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of $3,000, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and regular employees of the Company and its subsidiary, Reliance Federal Savings Bank (the "Bank"), without additional compensation therefore. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Voting Securities

     The securities which may be voted at the Annual Meeting consist of shares of common stock of the Company ("Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting except as described below. There is no cumulative voting for the election of directors.

     The close of business on October 4, 1996, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders of record entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 8,911,739 shares.

     As provided in the Company's Certificate of Incorporation, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as persons acting in concert with, such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors to: (i) make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) demand that any person who is reasonably believed to beneficially own stock in excess of the Limit to supply information to the Company to enable the Board to implement and apply the Limit.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company's Certificate of Incorporation) is necessary to constitute a quorum at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote "FOR" the election of the nominees proposed by the Board, or to "WITHHOLD AUTHORITY" to vote for one or more of the nominees being proposed. Under

Delaware law and the Company's Certificate of Incorporation and Bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

     As to the approval of the Reliance Bancorp, Inc. 1996 Stock Option Plan (the "1996 Stock Option Plan"), by checking the appropriate box, you may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" with respect to the item. Under Delaware law, an affirmative vote of holders of the majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote is required to constitute stockholder approval of this proposal. Shares as to which the "ABSTAIN" box has been selected on the proxy card, will be counted as present and entitled to vote and will have the effect of a vote "AGAINST" approval of the 1996 Stock Option Plan. In contrast, shares underlying broker non-votes or in excess of the Limit will not be counted as a present and entitled to vote and will have no effect.

     As to the approval of KPMG Peat Marwick LLP as independent auditors of the Company and all other matters that may properly come before the Annual Meeting, by checking the appropriate box, you may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" with respect to the item. Under the Company's Certificate of Incorporation and Bylaws, unless otherwise required by law, all such matters shall be determined by a majority of the votes cast, without regard to either (a) broker non-votes, or (b) proxies marked "ABSTAIN" as to that matter.

     Proxies solicited hereby will be returned to the Company's transfer agent, Registrar and Transfer Company, and will be tabulated by inspectors of election designated by the Board, who will not be employed by, or a director of, the Company or any of its affiliates. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company for safekeeping.

Security Ownership of Certain Beneficial Owners

     The following table sets forth certain information as to those persons who are beneficial owners of more than 5% of the Company's outstanding shares of Common Stock on the Record Date based solely upon disclosure in certain reports received by the Company regarding such ownership filed with the Company and with the Securities and Exchange Commission, in accordance with Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, ("Exchange Act") by such persons and groups. Other than those persons listed below, the Company is not aware of any person or group, as such term is defined in the Exchange Act, that owns more than 5% of the Company's Common Stock as of the Record Date.

                                                                            Number of Shares               Percent
                                 Name and Address                            and Nature of                    of
       Title of Class           of Beneficial Owner                       Beneficial Ownership             Class(1)
       --------------           -------------------                       --------------------             --------
        Common Stock          Reliance Federal Savings Bank                     826,169                      9.27%
                              Employee Stock Ownership Plan ("ESOP") (2)
                              585 Stewart Avenue
                              Garden City, NY 11530

        Common Stock          Miller, Anderson & Sherrerd (3)
                              1 Tower Bridge
                              West Conshohocken, PA 19428


(1) As of the record date there were 8,911,739 shares of common stock outstanding.

(2) A Committee of the Board of Directors has been appointed to administer the ESOP (the "ESOP Committee"). An unrelated third party has been appointed as the corporate trustee for the ESOP ("ESOP Trustee"). The ESOP Committee may instruct the ESOP Trustee regarding investment of funds contributed to the ESOP. The ESOP Trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. As of the Record Date, 165,600 shares of Common Stock in the ESOP have been allocated to participants. Under the ESOP, unallocated shares held in the suspense account will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of Employee Retirement Income Security Act of 1974, as amended ("ERISA").

(3) Based on a Schedule 13G, filed on February 12, 1996 for the year ended December 31, 1995, in which Miller, Anderson & Sherrerd, an investment advisor disclosed that it had sole power to dispose or to direct the disposition of 507,300 shares.

                 PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
                        PROPOSAL 1. ELECTION OF DIRECTORS

     Pursuant to the Company's Bylaws, the number of directors of the Company may be designated by the Board of Directors. In June 1996, the Board of Directors designated that the number of directors be increased to eight (8) and Mr. Conrad J. Gunther, Jr. was appointed to the Board of Directors for a term expiring in 1998. All the members of the Board of Directors of the Company also presently serve as directors of the Bank. Directors are elected for staggered terms of three years each, with a term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

     The nominees proposed for election at the Annual Meeting are Messrs. Thomas
G. Davis, Jr. and Donald LaPasta. All nominees named are presently directors of the Company and the Bank. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

     In the event that either Mr. Davis or Mr. LaPasta are unable to serve or declines to serve for any reason, it is intended the proxies will be voted for the election of such other person as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that Messrs. Davis and LaPasta will be unable or unwilling to serve. Unless authority to vote for the nominees is withheld, it is intended that the shares represented by the enclosed proxy card if executed and returned will be voted FOR the election of the nominees proposed by the Board of Directors.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE FOR THE ELECTION OF THE
                     NOMINEES NAMED IN THIS PROXY STATEMENT.


Information with respect to the Nominees, Continuing Directors, and Named Executive Officers

     The following table sets forth, as of the Record Date, the names of the nominees and the continuing directors and certain executive officers, their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each, the year in which each became a director and the year in which their terms (or in the case of the nominees, their proposed terms) as director of the Company expire. The table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each director and each Named Executive Officer (see
"Summary Compensation Table") and all directors and executive officers as a group as of the Record Date.

                                                                                                   Shares of
        Name and Principal                                                      Expiration        Common Stock       Ownership
      Occupation at Present and                             Director            of Term as         Beneficially      As a Percent
      for the Past Five Years                  Age          Since(1)            Director            Owned(2)          of Class(3)
      -----------------------                  ---          --------            --------            --------          -----------
Nominees

Thomas G. Davis, Jr.                            62            1991               1999               52,385 (4)(5)           *
  Retired President and Director of
  Institutional Mortgage Investors
  Management Corporation, a national
  investment firm involved in the
  purchase of mortgages for pension
  and other types of funds.

Donald LaPasta                                  77            1958               1999               52,074 (4)(5)           *
  Retired Chairman of the Board and
  Chief Executive Officer of the Bank.

Continuing Directors

Conrad J. Gunther, Jr.                          50            1996               1998                2,052 (4)(5)           *
  Vice President of Allied Coverage Corp,
   an independent insurance brokerage

Raymond L. Nielsen                              70            1961               1998              154,784 (6)(7)       1.65%
  Chairman of the Board and former                                                                         (9)
  Chief  Executive Officer of the
  Company and the Bank.

                                                                                                   Shares of
        Name and Principal                                                      Expiration        Common Stock       Ownership
      Occupation at Present and                             Director            of Term as         Beneficially      As a Percent
      for the Past Five Years                  Age          Since(1)            Director            Owned(2)          of Class(3)
      -----------------------                  ---          --------            --------            --------          -----------
Continuing Directors (Continued)
J. William Newby                                68            1979               1998               47,205 (4)(5)           *
  Owner/President of Beacon
  Mortgage Company, a national
  mortgage brokerage and servicing  firm.

Raymond A. Nielsen (8)                          45            1983               1997              149,584 (6)(7)       1.60%
 President and Chief Executive                                                                             (9)
 Officer  of the  Company  and the  Bank
  since  July 1,  1996.  Formerly  Chief
 Operating Officer of the Bank from
June 18, 1986 to June 30, 1996.

Douglas G. LaPasta (10)                         50            1983               1997               43,385 (4)(5)           *
  Principal of Stonehill Management
  Consultants, a management
  consulting firm.

Peter F. Neumann                                62            1982               1997               60,885 (4)(5)           *
  President of Bradley Parker, Flynn-
  Neumann, Inc., an insurance agency
  and director of Vicon Industries, Inc.


Executive Officers Who Are Not Directors

Gerald M. Sauvigne                              43             --                 --                54,717 (6)(7)           *
  Executive Vice President and                                                                             (9)
  Treasurer of the Company
  and the Bank.

Robert F. Pelosi                                64             --                 --                40,242 (6)(7)           *
  Senior Vice President and                                                                                (9)
  Secretary of the Company
  and the Bank.

 John F. Traxler                                48             --                 --                38,265 (6)(7)           *
  Vice President and Investment                                                                            (9)
  Officer of the Company
  and the Bank.

All directors and executive officers            --             --                 --               909,750 (11)         9.71%
  as a group (21 persons)

----------
 *Does not exceed 1.0% of the Company's voting securities.
(Footnotes on next page)

(1) Includes years of service as a director of the Company's predecessor, the Bank.
(2) Each person effectively exercises sole (or shares with spouse or other immediate family member) voting or dispositive power as to shares reported.
(3) For purposes of calculating the aggregate ownership percentage, all presently exercisable options have been added to the amount of outstanding common stock as of the record date.
(4) Includes 11,799 unvested shares awarded each to Messrs. Davis, Donald LaPasta, Douglas G. LaPasta, Neumann, Newby and 1,552 shares awarded to Mr. Gunther under the Reliance Federal Savings Bank Recognition and Retention Plan for Outside Directors (the "DRP"). Although awards granted under the plan vest at a rate of 20% commencing March 31, 1995 for each participant except Mr. Gunther whose award begins vesting on June 19, 1997, each participant presently has voting power as to the shares awarded.
(5) Includes 26,220 options granted each to Messrs. Davis, Donald LaPasta, Neumann and Newby and 22,220 granted to Douglas G. LaPasta, under the Reliance Bancorp, Inc. 1994 Stock Option Plan for Outside Directors (the "Directors' Option Plan") which are currently exercisable. Excludes 13,110 shares subject to option granted each to Messrs. Davis, Donald LaPasta, Douglas G. LaPasta, Neumann, and Newby which will vest on March 31, 1997 and 6,727 shares granted to Mr. Gunther which are exercisable at a rate of 33 1/3% per year commencing June 19, 1997.
(6)  Includes  54,272;  54,272;  14,904;  11,799;  and 9,315 of unvested  shares awarded to Messrs. R.L. Nielsen, R.A. Nielsen, Sauvigne, Pelosi and Traxler, respectively, under the Reliance Federal Savings Bank Recognition and Retention Plan for Officers and Employees (the "MRP"). MRP awards granted under the plan vest at a rate of 20% per year commencing March 31, 1995 and November 9, 1995. Each participant presently has voting power as to the shares awarded.
(7)  Includes 62,100;62,100; 22,356; 15,732 and 14,490 shares subject to options granted to Messrs. R.L. Nielsen, R.A. Nielsen, Sauvigne, Pelosi and Traxler, respectively, under the Reliance Bancorp, Inc. 1994 Incentive Stock Option Plan which are currently exercisable. Excludes 93,150; 93,150; 33,534; 23,598 and 21,735, respectively, of shares subject to option which become exercisable at a rate of 33 1/3% per year commencing March 31, 1997.
(8)  Raymond A. Nielsen is the son of Raymond L. Nielsen.
(9) Includes 5,594; 5,594; 5,594; 4,660 and 4,250 shares awarded to Messrs. R.L. Nielsen, R.A. Nielsen, Sauvigne, Pelosi and Traxler, respectively, under the Reliance Federal Savings Bank Employee Stock Ownership Plan (the "ESOP").
(10) Douglas G. LaPasta is the nephew of Donald LaPasta.
(11) Excludes a total of 72,277 options granted to six outside directors under the 1994 Stock Option Plan for Outside Directors. Excludes a total of 494,937 shares subject to options awarded under the 1994 Incentive Stock Option Plan. Includes a total of 386,449 shares awarded under the MRP and DRP, as to which voting may be directed.

Note: The above table does not include options granted to Executive Officers and Directors pursuant to the 1996 Stock Option Plan.

Meetings of the Board and Committees of the Board

     The Board of Directors of the Company conducts its business through meetings of the Board and through activities of its committees. The Board of Directors of the Company meets quarterly and may have additional meetings as needed. During fiscal 1996, the Board of Directors of the Company held 15 meetings. All of the directors of the Company attended at least 75% in the aggregate of the total number of the Company's board meetings held and committee meetings on which such director served during fiscal 1996. The Board of Directors of the Company maintains committees, the nature and composition of which are described below:

     Audit Committee. The Audit Committee of the Company consists of Messrs. Newby, Donald LaPasta and Davis all of whom are outside directors. This committee meets on a quarterly basis to meet with the internal and independent auditors and to review the plans and reports of such auditors. The Audit Committee met two (2) times in fiscal 1996.

     Nominating Committee. The Company's Nominating Committee for the 1996 Annual Meeting consisted of Messrs. Douglas G. LaPasta, R. L. Nielsen, R. A. Nielsen, Newby and Neumann. The Committee considers and recommends the nominees for Director to stand for election at the Company's annual meeting of stockholders. The Company's Certificate of Incorporation and Bylaws provide for stockholder nominations of Directors. These provisions require such nominations to be made pursuant to timely notice in writing to the Secretary of the Company. The stockholder's notice of nomination must contain all information relating to the nominee which is required to be disclosed by the Company's Bylaws and by the Exchange Act. See "Additional Information - Notice of Business to Be Conducted at an Annual Meeting." The Nominating Committee met on June 19, 1996.

     Compensation/Benefits Committee. The Joint Compensation Committee of the Company and the Bank (the "Compensation Committee") consists of Messrs. Neumann, Newby, Donald LaPasta, Douglas G. LaPasta and Davis. The Compensation Committee establishes guidelines for the level of compensation and to review incentive compensation programs for executive officers. The Compensation Committee met four times in fiscal 1996.

     Proxy Committee. The Proxy Committee of the Company consists of Messrs. R.L. Nielsen, Neumann and Newby. The Proxy Committee serves as proxy for stockholders solicited by the Board of Directors for voting at annual meetings or other meetings of stockholders. The Proxy Committee met once in fiscal 1996.

Directors' Compensation

     Directors' Fees. Each outside director of the Company receives an annual retainer of $6,000, except for the Chairman who receives a salary at $1,000 per month. No additional fees are paid for attending meetings. The annual retainer for outside directors of the Bank is currently $18,000, payable on an annual basis with the exception of the Chairman of the Board who receives $36,000. In addition, each outside director of the Bank receives $1,000 for each meeting attended. Neither the Company nor the Bank pays fees for committee meetings.

     Directors' Consultation and Retirement Plan. The Bank has established the Reliance Federal Savings Bank Outside Directors' Consultation and Retirement Plan (the "Directors' Retirement Plan"). Outside directors of the Bank, who have served the Bank for at least ten years and who have attained the age of at least 70, will be eligible to receive benefits under the Directors' Retirement Plan. Pursuant to such plan, if, within thirty days of retirement, an outside director agrees to provide consulting services to the Bank, such outside director shall be paid an annual retirement benefit, in equal monthly installments, equal to the lesser of the number of months such outside director agrees to provide consulting services or ten years. The annual benefit will be based on the outside director's annual retainer fee determined as of the outside director's termination date.

     Directors' Option Plan. The Company has adopted the Reliance Bancorp, Inc. 1994 Stock Option Plan for Outside Directors ("the Directors' Option Plan"), the purpose of which is to promote the growth and profitability of the Bank by providing an incentive in the form of stock options to attract and retain outside directors of the Company and the Bank by encouraging their acquisition of an equity interest in the Company.

     Under the Directors' Option Plan, outside directors were granted, effective March 31, 1994, non-statutory stock options to purchase 196,650 shares of Common Stock. Accordingly, Messrs. Donald LaPasta, Douglas LaPasta, Neumann, Newby, and Davis were each granted an option to purchase 39,330 shares of the Company's Common Stock at an exercise price of $10.00 per share. On June 19, 1996, under the same plan, Mr. Gunther, who became a director as of such date, was granted 6,727 shares of common stock at a price of $15.25.

     All options granted pursuant to the Directors' Option Plan become exercisable on a cumulative basis in equal annual installments at a rate of 33 1/3% per year commencing on March 31, 1995 with respect to Messrs. Donald LaPasta, Douglas LaPasta, Neumann, Newby and Davis and June 19, 1997 with respect to Mr. Gunther. To satisfy the exercise of an option under the Directors Option Plan, either authorized but unissued shares or treasury shares may be used.

     All options granted under the Directors Option Plan expire upon the earlier of 10 years following the date of grant or one year following the date the optionee ceases to be a director for any reason other than removal for cause, in which case they terminate immediately. Upon death or disability of the participant, retirement from the Board upon reaching mandatory retirement as specified in the Bylaws of the Company or the Bank or in the event of a change of control as defined in the Directors' Option Plan, all options previously granted automatically become exercisable.

     Bank Recognition and Retention Plan for Outside Directors. The Bank has established the Reliance Federal Savings Bank Recognition and Retention Plan for Outside Directors (the "DRP") as a method of providing directors with a proprietary interest in the Company to encourage them to continue to serve with the Bank. Awards to directors vest in equal annual installments at a rate of 20% per year commencing one year from the date of grant. Awards will be 100% vested upon termination of employment or service as a director due to death or disability of the director or following a change in the control of the Bank or the Company. In the event a director otherwise discontinues service on the Board prior to earning all plan shares subject to an award, the directors nonvested awards will be forfeited. When shares become vested and are actually distributed in accordance with the DRP, the recipients will also receive amounts equal to any accrued dividends with respect thereto. Prior to vesting, recipients of awards may direct voting of the shares allocated to them.

Executive Compensation

     The following report of the compensation committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "Securities Act") or the Exchange Act, except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

            Compensation Committee Report on Executive Compensation.

     Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to the fundamental compensation decisions affecting those individuals. The Company and the Bank have a Joint Compensation/Benefits Committee consisting of only disinterested outside directors. In the past, given the limited nature of the operations of the Company, no annual compensation was paid to executive officers of the Company for their services as officers of the Company. For fiscal 1997, the Chairman of the Board will receive compensation of $1,000 per month for services performed for the Company. Accordingly, the following discussion addresses compensation paid by the Bank to executive officers of the Bank. In fulfillment of the SEC requirement, the Compensation Committee has prepared the following report for inclusion in this proxy statement.

     General. The stated purpose of the Compensation Committee is to review the respective compensation philosophy and programs and exercise authority with respect to the payment of direct salaries and incentive compensation to the directors and officers of the Bank and Company and serve as administrator for certain benefit plans of the Bank and Company as may be determined by the Board of Directors. The Compensation Committee periodically reviews and determines the compensation of the Chief Executive Officer and certain other executive officers, and authorizes the compensation paid to the remaining officers and employees.

     Base Salary. All officers' salaries are reviewed annually in June for the upcoming fiscal year. Management prepares its recommendations (for all employees and officers other than the CEO and President) and supplies the Compensation Committee with reference materials such as various published compensation surveys and other supporting documentation. Salary levels are designed to be competitive with cash compensation levels paid by peer group institutions. The Bank generally considers its peer group to be thrift institutions and banks with assets between $1.0 billion and $5.0 billion operating within the Mid-Atlantic region, with specific emphasis on the metropolitan New York area and generating a comparable Return on Equity. The peer group used to compare salaries is not necessarily comprised of the same institutions which make up the peer group used in the Stock Performance Graph. Among the published compensation surveys used to determine compensation levels for the Chief Executive Officer, President and other executive officers for the July 1995 salary adjustment were the "1995 SNL Executive Compensation Review" (by SNL Securities), "1994 Executive Compensation Practices in Financial Companies" (KPMG Peat Marwick), and "1994 Compensation for Savings Institutions" (by the Savings and Community Bankers of America). Evaluations of the executive officers of the Bank and their specific levels of compensation are based on discretionary criteria and no specific formula is utilized to fix annual compensation.

     Short-term Incentive Compensation. The Bank maintains a formal "Incentive Compensation Plan." The Plan is specifically designed to provide a short-term incentive to executive officers and other officers of the Bank. The Compensation Committee considers the payment of discretionary awards if and when appropriate under the terms of the Plan. Prior to the start of each Fiscal Year, the Committee establishes a "Target Incentive Award" for each Participant, based on that Participant's "Target Incentive Award Category." Each Award is determined by a weighted measurement system containing two components: the Bank's financial performance and the individual officer's performance.

     The financial performance component consists of a variety of factors including, but not limited to, earnings per share and returns on average equity. The Committee determines the weight to be assigned to each factor, and in any given semi-annual Award Period different factors may be emphasized and all factors may not be addressed. Financial performance targets or goals are judged against the Bank's own anticipated performance and the actual experience of the Bank's peers. The Committee makes this performance measure as objective and quantitative as possible, and the Target Incentive Award has been structured so that this component makes up the majority of the award.

     The Compensation Committee of the Bank, which administers the plan, has discretion under the Incentive Compensation Plan to make adjustments in Incentive Compensation awards where circumstances warrant. In addition, the Committee retains the right to include an "Exceptional Performance Component". This component, awarded for exceptional Bank financial performance, may not exceed 120% of the Target Incentive Award. For fiscal 1996, the Company's financial performance was in the areas specified within the Plan and the individual officers' performance, resulted in awards ranging from 90% to 100% of the Target Incentive Award.

     Long-term Incentive Compensation. The long-term incentive compensation portion of Company's and the Bank's compensation program consists of the Employee Stock Ownership Plan (the "ESOP"), the Recognition and Retention Plan for Officers and Employees (the "MRP"), the Incentive Stock Option Plan all of which were established in conjunction with the Bank's conversion and the company's initial public stock offering. Additionally, on July 17, 1996, the Board of Directors adopted the 1996 Stock Option Plan which is submitted to stockholders for approval under Proposal 2 of this Proxy statement. The ESOP, Incentive Stock Option Plan, MRP and 1996 Stock Option Plan are designed as an incentive to the executive officers and employees of the Bank and act to align the interests of the officers and employees of the Bank with stockholders. The executive and other officers of the Bank were awarded options/shares under the Incentive Stock Option Plan and the MRP which were allocated by the Compensation Committee based upon regulatory practices and policies, the practices of other recently converted financial institutions as verified by external surveys and based upon the executive officer's level of responsibility and contributions to the Bank as determined by the Compensation Committee. The outstanding awards are taken into account in determining annual compensation for the executive officers.

     The Compensation Committee administers the MRP, determines which eligible employees will be granted plan share awards (the "Plan Share Awards") and grants Plan Share Awards. Under the MRP, Plan Share Awards, which are nontransferable and nonassignable, are granted in the form of shares of Company Common Stock which are held in trust until the Plan Share Awards vest. See the "Summary Compensation Table."

     Chief Executive Officer. Effective July 1, 1995, Mr. Raymond L. Nielsen was granted a salary increase of 7.14% to bring his annual compensation to $375,000. This salary adjustment and the Incentive Compensation paid to Mr. R.L. Nielsen recognized his significant contributions to the Bank's successful operations and reputation in our marketplace and maintains his overall compensation on a competitive level with industry peers. In comparison to cash compensation paid to Chief Executive Officers by industry peer groups, Mr. R.L. Nielsen's salary was similar to the average compensation survey relied upon by the Compensation Committee. No specific formula is used in connection with the Committee's decisions regarding the Chief Executive Officer's annual salary nor did the Committee set specified salary levels based on the achievement of particular quantifiable objectives or financial goals of the Bank. Rather, the Committee considered the overall profitability of the Bank and the contributions made to the Bank by the CEO.

             Compensation/Benefits Committee of the Company and Bank.

               Peter F. Neumann (Chairman)
               Donald LaPasta                           Douglas G. LaPasta
               Thomas G. Davis, Jr.                     J. William Newby

     Compensation Committee Interlocks and Insider Participation. All of the members of the Compensation Committee -- Messrs. Donald LaPasta, Douglas G. LaPasta, Neumann, Newby and Davis -- are outside directors of the Company. The SEC further requires disclosure of, among other items, any member of the Compensation Committee who was formerly an officer of the company or any of its subsidiaries. Director Donald LaPasta, member of the Compensation Committees of both the Bank and the Company, was formerly the Chairman of the Board and Chief Executive Officer of the Bank. Mr. LaPasta retired from the Bank on October 1, 1983.

     Stock Performance Graph. The following graph shows a comparison of cumulative total shareholder return on the Company's Common Stock, based on the market price of the Common Stock assuming reinvestment of dividends, with the cumulative total return of companies in the Nasdaq National Market and Nasdaq Bank Stocks for the period beginning on March 31, 1994, the day the Company's Common Stock began trading, through June 30, 1996.

       Cumulative Total Return Among Reliance Bancorp, Inc. Common Stock,
               CRSP Nasdaq Market Index and CRSP Nasdaq Bank Index
                         March 31, 1994 - June 30, 1996


    [THE FOLLOWING WAS REPRESENTED BY A LINE GRAPH IN THE PRINTED DOCUMENT]


                                                               SUMMARY

                                       3/31/94      6/30/94     12/31/94     6/30/95     12/31/95      6/30/96
                                       -------      -------     --------     -------     --------      -------
Reliance Bancorp, Inc.                 100.000      123.684      112.518     154.003      160.476      174.007
CRSP Nasdaq Market Index               100.000       95.325      102.041     127.093      144.292      163.357
CRSP Nasdaq Bank Index                 100.000      107.945      100.856     121.786      150.211      158.824

Notes:

A. The lines represent index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the interval is not a trading day, the preceding trading day is used.
D. The index level for all series were set to $100.00 on 3/31/94.

     Summary Compensation Table. The following table shows, for the fiscal years ending June 30, 1996, 1995 and 1994, the cash compensation paid by the Bank, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and the other highest paid Executive Officers of the Company and/or the Bank who received an amount in salary and bonus in excess of $100,000 in fiscal 1996. The Company did not pay any cash compensation in fiscal year 1996, 1995 and 1994.

                                                     Annual Compensation                Long-Term Compensation
                                                     -------------------                ----------------------
                                                                                            Awards             Payouts
                                                                                            ------             -------
                                                                         Other     Restricted    Securities
                                                                         Annual      Stock        Underlying              All Other
           Name and                                           Bonus   Compensation   Awards       Options/       LTIP   Compensation
        Principal Office                Year     Salary($)    ($)(1)    ($)(2)       ($)(3)    SARs (#)($)(4)  Payouts(5)    $(7)
        ----------------                ----     ---------    ------    ------       ------    --------------  ----------    ----
Raymond L. Nielsen                      1996     375,000      93,750       --          --             --           --         83,156
   Chief Executive Officer and          1995     356,730      87,500       --       426,298(6)        --           --         48,342
   Chairman of the Board (8)            1994     301,844      91,250       --       350,000        155,250         --           --

Raymond A. Nielsen                      1996     305,000      76,250       --          --             --           --         95,062
  President and Chief                   1995     294,558      72,250       --       426,298(6)        --           --         73,896
  Operating Officer (8)                 1994     261,659      86,000       --       350,000        155,250         --           --

Gerald M. Sauvigne                      1996     145,000      29,000       --          --             --           --          5,694
  Senior Vice President                 1995     137,596      27,000       --          --             --           --           --
  and Treasurer (8)                     1994     108,636      35,000       --       248,400         55,890         --           --

Robert F. Pelosi                        1996     110,000      22,000       --          --             --           --           --
  Senior Vice President                 1995     107,019      21,000       --          --             --           --           --
  and Secretary                         1994      93,079      21,600       --       196,650         39,330         --           --

John F. Traxler                         1996     105,000      16,800       --          --             --           --           --
  Vice President and                    1995     101,923      17,000       --          --             --           --           --
  Investment Officer                    1994      89,118      14,000       --       155,250         36,225         --           --


(1) Consists of payments under the Bank's Incentive Compensation Plan. See Executive Compensation- Compensation Committee Report.
(2) For fiscal years 1996, 1995 and 1994, there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or
     (e) preferential discounts on stock.
(3) Pursuant to the MRP, Messrs. R.L. Nielsen, R.A. Nielsen, Sauvigne, Pelosi and Traxler held an aggregate of 54,272; 54,272; 14,904; 11,799 and 9,315 unvested shares of Common Stock, respectively, as of June 30, 1996. The market value of all shares at June 30, 1996 would have been $848,000; $848,000; $232,875; $184,359 and $145,547 for Messrs. R.L. Nielsen, R.A.
     Nielsen, Sauvigne, Pelosi and Traxler, respectively. Such awards will vest in five equal installments at a rate of 20% per year, the first of which commenced on March 31, 1995, with the exception of 41,590 shares granted to each of Messrs. R.L. Nielsen and R.A. Nielsen which will vest in five equal installments at a rate of 20% per year, beginning on November 9, 1995. See footnote (6) for discussion of 1995 grant. When shares become vested and are distributed, the recipient will also receive an amount equal to accumulated dividends and earnings thereon (if any). All awards vest immediately upon termination of employment due to death, disability or following a change in control.

(4) Includes options granted under the Incentive Stock Option Plan. Each incentive stock option was granted in tandem with a limited rights, which is exercisable only in the event of a change in control of the Company.
(Footnotes continued next page)

(5) For the fiscal year 1994, the Bank had no long-term incentive plans in existence and therefore made no payouts or awards under any such plan. The Bank did not make any payment of long-term incentive plans in fiscal 1995 and 1996.
(6) Messrs. R.L. Nielsen and R.A. Nielsen were each granted plan share awards of 41,590 shares of Common Stock to vest in equal annual installments of 20% per year commencing on November 9, 1995 pursuant to the MRP. The market price on the date of grant was $10.25 per share.
(7) For fiscal year 1996, amount includes SERP contributions of $67,556, $48,362 and $2,094 for Messrs. R.L. Nielsen, R.A. Nielsen and Sauvigne, respectively, for the reduction of benefits related to the Bank's ESOP and $15,600, $46,700 and $3,600, respectively, for reduction of benefits under the Bank's defined benefit pension plan.
(8) Effective July 1, 1996, Mr. R.L. Nielsen is the Chairman of the Board, Mr. R.A. Nielsen is the President and Chief Executive Officer and Mr. Sauvigne is the Executive Vice President and Treasurer.

     Employment Agreements. The Bank and the Company have entered into employment agreements with Messrs. R.A. Nielsen, Sauvigne, Pelosi, and Traxler. The Company also has entered into an employment agreement with Mr. R.L. Nielsen. These employment agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of these individuals.

     On September 11, 1996, the Company adopted new employment agreements for Messrs. R.A. Nielsen and Sauvigne and amended the employment agreements of Messrs. Pelosi and Traxler. The new employment agreements also reflected the promotions of Mr. R.A. Nielsen to Chief Executive Officer and of Mr. Sauvigne to Executive Vice President effective July 1, 1996. The Company employment agreements provide for a five-year term for each of Messrs. R.L. Nielsen, R.A. Nielsen and Sauvigne and provide for a two-year term for each of Messrs. Pelosi and Traxler, except that the term is three years with respect to the obligation to make payments based on termination of employment after a change in control as discussed below. The Bank agreements provide that commencing on July 1, 1996 and continuing on July 1 of each year thereafter, the Board of Directors of the Bank may, with the consent of the respective employees, extend the employment agreements with the Bank for an additional year, such that the remaining terms of the respective agreements shall be the amount of the original term unless written notice of non-renewal is given by the Board of Directors after conducting a performance evaluation of the executive. The employment agreements with the Company provide for automatic daily extensions such that the remaining terms shall be the amount of the original term unless written notice of non-renewal is given by the Board of Directors or the employee. The Company and Bank employment agreements provide that Messrs. R.L. Nielsen, R.A. Nielsen, Sauvigne, Pelosi and Traxler will receive annual base salaries of $12,000, $375,000, $175,000, $120,000 and $107,500, respectively, which will be reviewed annually by the Board. In addition to the base salary, the Company and Bank employment agreements provide for, among other things, disability payments, participation in retirement plans, stock benefit plans and other compensation plans applicable to executive personnel from time to time. The Company and Bank employment agreements provide for termination by the Bank or the Company for "cause", as defined in such agreements, at any time. In the event the Bank or the Company chooses to terminate the executive's employment for reasons other than a change in control, retirement or for cause or in the event of the executive's resignation from the Bank and the Company subsequent to: (i) the failure to re-elect the executive to his current offices or the extent this executive serves as a director of the Company, failure to renominate or reelect the executive as a director; (ii) a material adverse change in the executive's functions, duties or responsibilities, or relocation of his principal place of employment, or a material reduction in benefits or perquisites; (iii) liquidation or dissolution of the Bank or the Company; or
(iv) a breach of the agreement by the Bank or the Company, the executive or, in the event of death, his beneficiary, would be entitled to receive an aggregate payment amount equal to the amount of the remaining payments (or benefits) that the executive would have earned if he continued his employment with the Bank or Company during the remaining unexpired term of the agreement based on the executive's defined base salary on the date the executive was terminated.
Additionally, the Company employment agreement of Messrs. R.A. Nielsen and Sauvigne provide that in the event of their termination of employment, the Company or any of its subsidiaries amend any employee benefit plan maintained by the Company or any of its subsidiaries such that it reduces the benefits payable to the executives that the Company will provide the executive with an economic benefit equal to the amount of any such reduction on an annual basis.

     Under the terms of the Company employment agreements, if termination of employment, whether voluntary or involuntary, follows a "change in control" of the Bank or the Company, as defined in the employment agreements, the executive or, in the event of death, his beneficiary, would be entitled to an aggregate payment equal to the greater of (1) the payments due under the remaining term of the agreement, (2) five times the average annual compensation with respect to Messrs. R.L. Nielsen, R.A. Nielsen and Sauvigne or (3) three times the average compensation with respect to Messrs. Pelosi and Traxler. Such average annual compensation will be determined, in the case of the Bank employment agreements, over the five most recent taxable years, and, in the case of the Company employment agreements, for the three or two preceding taxable years, whichever is applicable to the term of the respective employment agreement. Such average annual compensation shall include any commissions, bonuses, pension and profit sharing plan benefits, severance payments, retirement benefits, director or committee fees and fringe benefits paid or to be paid to the executive in any such years. The Bank and the Company would also continue the executive's life, health, and disability coverage and any dependent that is currently covered by such plans, for the remaining unexpired term of the agreements to the extent allowed by the plans or policies maintained by the Company or Bank from time to time. Payments to the executive under the Bank's employment agreements will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. The agreements also provide that the Bank and the Company shall indemnify the executive to the fullest extent allowable under federal and Delaware law, respectively.

     In the event of a change in control of the Bank or the Company, the total amount of payments due under the Company employment agreements, in the aggregate, based solely on cash compensation paid to the five executives covered by such agreements over the past three or two taxable years and excluding any benefits under any employee benefit plan which may be payable, are estimated to be approximately: $2.4 million for Mr. R.L. Nielsen, $2.1 million for Mr. R.A.

Nielsen, $849,000 for Mr. Sauvigne, $466,000 for Mr. Pelosi and $402,000 for Mr. Traxler. In addition, upon a change in control, certain awards made to each of the executives under the Incentive Option Plan and the MRP would vest immediately. If any amounts payable in connection with any change in control are determined to be "excess parachute payments" under Section 280G of the code resulting in the imposition of the 20% excise tax on such payments under Section 4999 of the code, each officer will receive from the Company an additional amount such that the effect of the imposition of that excise tax is effectively eliminated.

     Stock Option Plan. The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding stock options held by the Named Executive Officers as of June 30, 1996. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock. No options were exercised by the Named Executive Officers in fiscal year 1996.


                          FISCAL YEAR END OPTION VALUES

                           Number of Securities          Value of Unexercised
                         Underlying Unexercised          In-the- Money Options
                         Options at June 30, 1996           at June 30, 1996
      Name               Exercisable/Unexercisable    Exercisable/Unexercisable
                                  (#)                         ($)(1)
-------------------     --------------------------    -------------------------
Raymond L. Nielsen        62,100  /  93,150           349,313  /  523,969
Raymond A. Nielsen        62,100  /  93,150           349,313  /  523,969
Gerald M. Sauvigne        22,356  /  33,534           125,726  /  188,629
Robert F. Pelosi          15,732  /  23,598            88,493  /  132,739
John F. Traxler           14,490  /  21,735            81,506  /  122,254

(1) Market Value of underlying securities at fiscal year-end ($15.625) minus the exercise or base price, $10.00 per share.

     Pension Plan. The Bank maintains the Reliance Federal Savings Bank Retirement Plan (the "Pension Plan"), for the benefit of the employees of the Bank. The Pension is a noncontributory defined benefit pension plan. All employees over the age of 21 who have worked 1,000 hours at the Bank for a twelve month period are eligible to participate in the Pension Plan. The Bank annually contributes an amount to the Pension Plan necessary to satisfy the actuarially determined minimum funding requirements in accordance with ERISA.

     Upon the attainment of normal retirement age (age 65), a participant is entitled to a retirement benefit in an amount equal to 50.0% of the participant's average annual base wage (determined by using the participant's earnings for the highest five complete consecutive plan years out of the last ten plan years of a participant's employment) multiplied by a ratio, the numerator of which is the number of months of the participant's service, and the denominator of which is 240. Under the Pension Plan, benefits are also payable for termination due to early retirement or death of a married participant. Benefits become vested after a participant completes five years of service. In the case of death, or early retirement occurring on or after attainment of age 60, but after the completion of five years of service, benefits are reduced if they commence prior to age 65.

     Supplemental Executives' Retirement Plan. The Bank maintains the Reliance Federal Savings Bank Supplemental Executives' Retirement Plan (the "SERP"), which is intended to provide an additional retirement benefit to designated executives who are participants in the Bank's tax qualified plans, and whose benefits under such plans are reduced due to the limitations imposed by Section 415 of the Code on the maximum annual benefits and contributions that may be made with regard to such plans and the limitations imposed by Section 401(a)(17) of the Code on the maximum amount of compensation that may be taken into account in determining benefits and contributions with respect to such plans. The SERP is intended to provide a benefit equal to the benefit the participant would have received under the applicable tax qualified plans if the Code's limitations did not apply and the amounts such individuals will actually receive with the application of the Code's limitations.

     The following table sets forth the estimated annual benefits payable under the Pension Plan and SERP described above upon retirement at age 65 in calendar year 1995, expressed in the form of a 10-year certain and continuous annuity, for the average annual earnings and years of service classifications specified.

                      Creditable Years of Service at Age 65

         Average
         Annual
     Earnings(1)(2)              15                  20                 25                30                    35
     --------------        --------------     --------------     --------------     --------------       --------------
      $ 25,000                $ 9,375            $ 12,500           $ 12,500          $ 12,500              $ 12,500
        50,000                 18,750              25,000             25,000            25,000                25,000
       100,000                 37,500              50,000             50,000            50,000                50,000
       150,000                 56,250              75,000             75,000            75,000                75,000
       200,000                 75,000             100,000            100,000           100,000               100,000
       250,000                 93,750             125,000            125,000           125,000               125,000
       300,000                112,500             150,000            150,000           150,000               150,000
       350,000                131,250             175,000            175,000           175,000               175,000
       400,000                150,000             200,000            200,000           200,000               200,000


(1) The covered salary under the Pension Plan is the amounts shown in the column entitled "Salary" in the Summary Compensation Table and does not include amounts shown in the column entitled "Bonus" in such table.

(2) The benefits listed in the retirement benefit table are not subject to Social Security or other offset amounts.

     The following table sets forth the years of certified service (i.e., benefit service) as of the fiscal year ended June 30, 1996, for each of the individuals named in the Summary Compensation Table.

                                                        Credited Service
                                                        ----------------
                                                       Years         Months
                                                       -----         ------
         Raymond L. Nielsen..................           45             0
         Raymond A. Nielsen..................           26             0
         Gerald M. Sauvigne..................           18            10
         Robert F. Pelosi....................           33             9
         John F. Traxler.....................           23             4

Transactions With Certain Related Persons

     Federal law and regulation require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features; and such law and regulation places limitations on the amounts of certain extensions of credit to executive officers and directors. Although the Company does not currently lend funds to its executive officers and directors, the Bank, from time to time, lends funds to executive officers. The Bank's policy regarding loans to directors and executive officers is in accordance with such requirements. The Bank's policy provides that all loans made by the Bank to its directors and executive officers shall be made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and shall not involve more than the normal risk of collectibility or present other unfavorable features.

     Nielsen and Shoemaker Architects P.C., of which the son of Raymond L. Nielsen is a principal, has been engaged by the Bank on a periodic basis in the past to provide professional services and is currently so engaged for the modernization of multiple branch facilities and installation of automated teller machines. The engagement was approved by the Board of Directors of the Bank and architectural fees paid by the Bank during fiscal year 1996 totalling approximately $169,000 were fixed in accordance with professional standards.

             PROPOSAL 2. APPROVAL OF THE RELIANCE BANCORP, INC. 1996
                                STOCK OPTION PLAN

                  1996 Stock Option Plan - Summary Description

     The Board of Directors of the Company is presenting for stockholder approval the Reliance Bancorp, Inc. 1996 Incentive Stock Option Plan (the "Stock Option Plan"), in the form attached hereto as Exhibit A. The purpose of the Stock Option Plan is to advance the interests of the Company and its stockholders by providing those key employees and nonemployee directors of the Company and its affiliates, including the Bank, upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its affiliates largely depends, with additional incentive in the form of a proprietary interest in the Company to perform in a superior manner. A further purpose of the Stock Option Plan is also to attract and retain people of experience and ability to the service of the Company and its affiliates. The following is a summary of the material terms of the Stock Option Plan which is qualified in its entirety by the complete provisions of the attached Stock Option Plan document attached as Exhibit A.

General

     The Stock Option Plan authorizes the granting of options to purchase up to 450,000 shares of Common Stock (which is equal to 5% of the Company's outstanding shares as of July 17, 1996), and the granting of limited rights and dividend adjustment rights in conjunction with the granting of stock options. Under the Stock Option Plan, options to purchase 315,000 shares are reserved for grants to officers and employees and options to purchase 135,000 shares are reserved for grants to Outside Directors. All officers and other employees of the Company and its affiliates, and directors who are not also serving as employees of the Company or any of its affiliates ("Outside Directors"), are eligible to receive awards under the Stock Option Plan, a potential total of approximately 500 persons. The Stock Option Plan will be administered by a committee of non-employee directors (the "Committee"). Authorized but unissued shares or shares previously issued and reacquired by the Company or shares repurchased in the open market may be used to satisfy an exercise of an option under the Stock Option Plan. If authorized but unissued shares are used to satisfy option exercises, the number of shares outstanding would increase which would have a dilutive effect on the holdings of existing stockholders.

Awards to Employees

     Types of Awards. The Stock Option Plan authorizes the grant to employees of
(i) options to purchase the Company's Common Stock intended to qualify as incentive Stock options under Section 422 of the Code (options which afford tax benefits to the recipients upon compliance with certain conditions and which do not result in tax deductions to the Company) referred to as "Incentive Stock Options"; (ii) options that do not so qualify (options which do not afford income tax benefits to recipients, but which may provide tax deductions to the Company) referred to as "Non-statutory Stock Options"; (iii) Limited Rights (discussed below) which are exercisable only upon a change in control (as defined in the Stock Option Plan) of the Company; and (iv) dividend adjustment rights which, upon the payment by the Company of an extraordinary dividend (as defined in the Stock Option Plan), at the sole discretion of the Committee, would provide a grant to the holder of the dividend adjustment tight a cash payment equal to the amount of the extraordinary dividend multiplied by the number of shares subject to the Option underlying the dividend adjustment right ("Dividend Adjustment Right").

     The Board of Directors, on July 17, 1996, granted 87,600 options (with Limited Rights and Dividend Adjustment Rights) under the Stock Option Plan to employees, of which 60,600 are intended to be Incentive Stock Options. The remaining 227,400 options have been reserved for future grants to employees. Pursuant to the Stock Option Plan, unless determined by the Committee, stock options granted to employees shall become exercisable six months from the date of grant, provided, however, that all options shall become fully vested and exercisable upon death, disability, retirement or a change of control of the Company or Bank, as defined in the Stock Option Plan. The Committee may, in its sole discretion, accelerate the time at which any stock option granted to an employee may be exercised in whole or in part. The exercise price of all stock options must be 100% of the fair market value of the underlying Common Stock at the time of grant, except as provided below. The exercise price may be paid in cash or in Common Stock.

     Incentive Stock Options may only be granted to employees. In order to qualify as Incentive Stock Options under Section 422 of the Code, in addition to certain other restrictions, the exercise price must not be less than 100% of the fair market value on the date of grant. Incentive Stock Options granted to any person who is the beneficial owner of more than 10% of the outstanding voting stock may be exercised only for a period of five years from the date of grant and the exercise price must be at least equal to 110% of the fair market value of the underlying common stock on the date of grant.

     Termination of Employment. Options granted under the Stock Option Plan to employees may be exercised at such times as the Committee determines, but in no event shall an option be exercisable more than ten years from the date of grant. Unless otherwise determined by the Committee, upon the termination of an employee's service for any reason, other than death, disability, retirement or change in control, the employee's options will be exercisable only as to those shares that were immediately exercisable by the employee at the date of termination and only for a period of three months in the case of Incentive Stock Options and one year in the case of Non-Statutory Stock Options. In the event of disability, the period for exercise is one year from termination of employment.

     Limited Rights. Upon exercise of Limited Rights in the event of a change in control of the Company or the Bank, the optionee will be entitled to receive a lump sum cash payment equal to the difference between the exercise price of the related option and the fair market value of the shares of Common Stock subject to the option on the date of exercise of the right in lieu of purchasing the stock underlying the option.

     Dividend Adjustment Rights. Simultaneously with the grant of any option to any employee, the Committee may grant a Dividend Adjustment Right with respect to all or some of the shares covered by such option. The Dividend Adjustment Right provides, at the sole discretion of the Committee, in the event of the declaration of an extraordinary dividend, a separate cash benefit equal to 100% of the amount of any extraordinary dividend declared by the Company on shares of Common Stock subject to an option. Under the terms of the Stock Option Plan, an extraordinary dividend is any dividend paid on shares of Common Stock where the rate of the dividend exceeds the Bank's current earnings or the weighted average cost of funds on interest bearing liabilities for the period in which the dividend is declared. The Dividend Adjustment Right is transferable only when the underlying option is transferable and under the same conditions.

     Change in Control. In the event of a change in control of the Company or Bank, options then available for grant under the Stock Option Plan will automatically be granted, on a pro rata basis, among current employees and Outside Directors who have previously been granted options under the Stock Option plan, as of the date of the change in control. All such options will be 100% vested and exercisable upon the date of grant and will remain exercisable for 10 years following the change in control.

Awards to Outside Directors

     On July 17, 1996, the Board of Directors granted a total of 40,500 options to current Outside Directors. Under the terms of the Plan, each such current Outside Director will receive a grant of 6,750 options on July 1, 1997 and July 1, 1998 to the extent such Outside Director is serving on the Board of the Company at such dates, for a total of 81,000 options. The remaining 13,500 options have been reserved for grants to future Outside Directors. The initial awards granted to each current Outside Directors are Non-statutory Stock Options to purchase Common Stock at an exercise price of 100% of the Fair Market Value of the Common Stock of the Company on the date of grant.

     The options awarded to current Outside Directors become exercisable six months subsequent to the date of grant, however, all options become fully vested and exercisable upon death, disability, retirement or change in control of the Company or Bank. Exercise price must be fair market value for Directors.

Amendment

     The Board of Directors may at any time amend the Stock Option Plan in any respect, provided that, the provisions governing grants of Options and Limited Rights, unless permitted by the rules promulgated under Section 16(b) of the Exchange Act.

Nontransferabifity

     An award of options under the Stock Option Plan shall not be transferable by the optionee other than by will or the laws of descent and distribution and may only be exercised during his lifetime by the optionee, or by a guardian or legal representative. With the consent of the Committee an employee may designate a person or his or her estate, beneficiary of any stock option, Limited Right and Dividend Adjustment Right award to which the optionee would then be entitled, in the event of the death of the employee.

Tax Treatment

     An optionee will generally not be deemed to have recognized taxable income upon grant or exercise of any Incentive Stock Option, provided that shares transferred in connection with the exercise are not disposed of by the optionee for at least one year after the date the shares are transferred in connection with the exercise of the option and two years after the date of grant of the option. If the holding periods are satisfied, upon disposal of the shares, the aggregate difference between the per share option exercise price and the fair market value of the common Stock is recognized as income taxable at long term capital gains rates. No compensation deduction may be taken by the Company as a result of the grant or exercise of Incentive Stock Options, assuming these holding periods are met. In the case of the exercise of a Non-Statutory Stock Option, an optionee will be deemed to have received ordinary income upon exercise of the stock option in an amount equal to the aggregate amount by which the per share exercise price is exceeded by the fair market value of the Common Stock. In the event that a Non-Statutory Stock Option is exercised during a period that would subject the optionee to liability under Section 16(b) of the Exchange Act (i.e., within six months of the date of grant), the optionee will not be deemed to have recognized income until such period of liability has expired, unless the optionee makes a Section 83(b) election under the Code. In the event shares received through the exercise of an Incentive Stock Option are disposed of prior to the satisfaction of the holding periods (a "disqualifying disposition"), the exercise of the option will be treated as the exercise of a Non- Statutory Stock Option, except that the optionee will recognize the ordinary income for the year in which the disqualifying disposition occurs. The amount of any Ordinary income deemed to have been received by an optionee upon the exercise of a Non-Statutory Stock Option or due to a disqualifying disposition will be a deductible expense of the Company for tax purposes, In the case of Limited Rights, upon exercise, the option holder would have to include the amount paid to him upon exercise in his gross income for federal income tax purposes in the year in which the payment is made and the Company would be entitled to a deduction for federal income tax purposes of the amount paid. The employee will recognize taxable income for the amount of cash received under the Dividend Adjustment Right for the year such amounts are paid. The Company may take on off-setting deduction for such amount. Dividend Adjustment Rights have the same tax treatment as other Non-Statutory Stock Options.

Awards

     The following table provides certain information with respect to certain of the options granted to executive officers and non-employee directors pursuant to the Stock Option Plan on July 17, 1996. Additionally, see "New Plan Benefits."

               Recipients                                          Option Awards
               ----------                                          -------------
           Raymond L. Nielsen                                          9,000
           Raymond A. Nielsen                                          9,000
           Gerald M. Sauvigne                                          9,000
           Robert F. Pelosi                                            6,150
           John F. Traxler                                             6,150

           All current executive officers as a group
           (15 persons)                                               87,600

           All current directors who are not
           executive officers as a group
           (6 persons)                                                40,500

     In addition, there are options for 227,400 and 13,500 shares of Common Stock reserved for future grants to employees and Outside Directors of the Company and the Bank, respectively.

     The options granted to employees reflected in the table above include Limited Rights and Dividend Adjustment Rights and are exercisable six months from the date of grant, provided, however, that all options will be immediately exercisable in the event the optionee terminates employment due to death, disability, retirement or change in control. The exercise price of all such options is 100% of the fair market value of the underlying Common Stock at the time of grant, which as of July 17, 1996 was $15.75.

     Options granted to Outside Directors reflected in the table above include Limited Rights and Dividend Adjustment Rights and become exercisable from the date of grant. The exercise price of all such options is 100% of the fair market value of the underlying Common Stock at the time of grant, which as of July 17, 1996 was $15.75.

     As of September 25, 1996, the closing price per share of common Stock, as reported on the Nasdaq Stock Market was $18.3125.

Stockholder Approval

     The Company is submitting the Stock Option Plan for Stockholder approval although it is not required. If the Stock Option Plan does not receive stockholder approval, the Board of Directors of the Company may nonetheless maintained the effectiveness of the Stock Option Plan and award grants thereunder. Implementation of the Stock Option Plan in the absence of approval by a majority of the votes cast at this meeting may result in the inability of the Company to continue the listing of its Common Stock on the Nasdaq Stock Market. In the event that its Common Stock is not quoted on the Nasdaq Stock Market, the Company believes its Common Stock would qualify for quotation on the Nasdaq Small-Cap Market.

     Unless marked to the contrary, the shares represented by the enclosed proxy card, if executed and returned, will be voted "FOR" the approval of the, Reliance Bancorp 1996 Incentive Stock Option Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE RELIANCE BANCORP 1996 INCENTIVE STOCK OPTION PLAN.

New Plan Benefits

     The following table provides certain information with respect to all options under the Stock Option Plan, specifying the amounts granted to the Named Executive Officers individually, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees, including all current officers who are not executive officers, as a group.

                                NEW PLAN BENEFITS

                                                                  Stock Option
                                                                      Plan
                                                              --------------------
                                                          Dollar              Number
 Name and Position(l)                                     Value(2)            of Units
 --------------------                                     --------           --------
Raymond L. Nielsen, Chairman of the Board               $    --                 9,000
Raymond A. Nielsen, CEO and President                        --                 9,000
Gerald M. Sauvigne, Executive VP and Treasurer               --                 9,000
Robert P. Pelosi, Senior VP and Secretary                    --                 6,150
John F. Traxler, VP and Investment Officer                   --                 6,150

All current executive officers
officers as a group (15 persons)                             --                87,600

All current directors (who are not executive
officers) as a group (6 persons)                             --                40,500

All employees (who are not executive officers)
as a group (approximately 500 persons)                       --                    --


(1) Unless otherwise stated, the listed positions are with the Company and the Bank. Mr. R.L. Nielsen is an employee of the Company only.
(2) Assuming a market value of the underlying securities of $18.3125 (the closing price as of September 25, 1996) minus the exercise or base price of $15.75 (the fair market value on the date of grant), the participants would have a benefit of the following dollar values. Messrs. R.L. Nielsen, R.A Nielsen and Sauvigne each would have a benefit of $23,063 and Messrs.
     Pelosi and Traxler each would have a benefit of $15,759. All current executive officers as a group and directors as a group would have a benefit of $224,475 and 103,781, respectively.

                     PROPOSAL 3. RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

     The Company's independent auditors for the fiscal year ended June 30, 1996 were KPMG Peat Marwick LLP. The Company's Board of Directors has reappointed KPMG Peat Marwick LLP to continue as independent auditors for the Bank and the Company for the year ending June 30, 1997 subject to ratification of such appointment by the stockholders.

     Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

     Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted FOR ratification of the appointment of KPMG Peat Marwick LLP as the independent auditors of the Company.

     THE  BOARD  OF  DIRECTORS   RECOMMENDS  A  VOTE  FOR  RATIFICATION  OF  THE
APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.


                             ADDITIONAL INFORMATION


Stockholder Proposals

     To be considered for inclusion in the Company's proxy statement and form of proxy relating to the Annual Meeting of Stockholders to be held in 1997, a stockholder proposal must be received by the Secretary of the Company at the address set forth on the attached notice of annual meeting of stockholders, not later than June 13, 1997. Any such proposal will be subject to 17 C.F.R. ss. 240.14a-8 of the Rules and Regulations under the Exchange Act.

Notice of Business to be Conducted at an Annual Meeting

     The Bylaws of the Company provide an advance notice procedure for a stockholder to properly bring business before an annual meeting. The stockholder must give written advance notice to the Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the date on which the Company's notice to stockholders of the annual meeting date was mailed or such public disclosure was made. The advance notice by stockholders must include the stockholder's name and address, as they appear on the Company's record of stockholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

Other Matters Which May Properly Come Before the Meeting

     The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly. If you are present at the Annual Meeting and wish to vote your shares in person, your proxy may be revoked by voting at the Annual Meeting.

     A copy of the Annual Report to Stockholders on Form 10-K, including the consolidated financial statements for the fiscal year ended June 30, 1996, as filed with the SEC, will be furnished without charge to stockholders of record upon written request to Reliance Bancorp, Inc., 585 Stewart Avenue, Garden City, New York 11530.


                                              By Order of the Board of Directors



                                              Robert F. Pelosi
                                              Secretary



Garden City, New York
October 11, 1996

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                                       Exhibit A
                             RELIANCE BANCORP, INC.
                        1996 INCENTIVE STOCK OPTION PLAN


1. DEFINITIONS.

     (a) "Affiliate" means (i) a member of a controlled group of corporations of which the Holding Company is a member or (ii) an unincorporated trade or business which is under common control with the Holding Company as determined in accordance with Section 414(c) of the Internal Revenue Code of 1986, as amended, (the "Code") and the regulations issued thereunder. For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in Section 1563(a) of the Code determined without regard to Section 1563(a)(4) and (e)(3)(C).

     (b) "Alternate Option Payment Mechanism" refers to one of several methods available to a Participant to fund the exercise of a stock option set out in
Section 12. These mechanisms include: broker assisted cashless exercise and stock for stock exchange.

     (c) "Award" means any grant of benefits pursuant to Section 3 hereof.

     (d) "Bank" means Reliance Federal Savings Bank.

     (e) "Board of Directors" or "Board" means the board of directors of the Holding Company.

     (f) "Change in Control" means a change in control of the Bank or Holding Company of a nature that: (i) would be required to be reported in response to
Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or (ii) results in a Change in Control within the meaning of the Home Owners' Loan Act of 1933, as amended ("HOLA") and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), as in effect on the date hereof (provided that, in applying the definition of change in control as set forth under such rules and regulations, the Board shall substitute its judgment for that of the OTS); or
(iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Holding Company representing 20% or more of the Bank's or the Holding Company's outstanding securities except for any securities of the Bank purchased by the Holding Company and any securities purchased by any tax qualified employee benefit plan of the Holding Company or the Bank; or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least seventy-five percent (75%) of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by the same Nominating Committee serving under an Incumbent

Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction occurs in which the Bank or Holding Company is not the resulting entity; or (D) a solicitation of shareholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Bank or similar transaction with one or more corporations, as a result of which the outstanding shares of the class of securities then subject to the plan are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company; or (E) a tender offer is made for 20% or more of the voting securities of the Bank or the Holding Company.

     (g) "Committee" means a committee consisting of at least two members of the Board of Directors who are defined as Outside Directors, all of whom are "Non-Employee Directors" as such term is defined under Rule 16b-3 under the Exchange Act as promulgated by the Securities and Exchange Commission.

     (h) "Common Stock" means the Common Stock of the Holding Company, par value, $.01 per share or any stock exchanged for shares of Common Stock pursuant to Section 17 hereof.

     (i) "Date of Grant" means the effective date of an Award.

     (j) "Directors' Awards" means awards of Non-statutory Stock Options to Outside Directors pursuant to the terms of Section 10.

     (k) "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of a Participant to perform the work customarily assigned. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said Participant's lifetime.

     (l) "Dividend Adjustment Right" means the adjustment of the number of shares subject to an option and/or the Exercise Price of an option and/or the right to receive an amount of cash based upon the terms set forth in Section 9.

     (m) "Effective Date" means July 17, 1996, the effective date of the Plan.

     (n) "Employee" means any person who is currently employed by the Holding Company or an Affiliate, including officers, but such term shall not include Outside Directors.

     (o) "Exercise Price" means the purchase price per share of Common Stock deliverable upon the exercise of each Option in order for the option to be exchanged for shares of Common Stock.

     (p) "Extraordinary Dividend" means a distribution to shareholders by the Holding Company of earnings or capital in excess of either (i) current earnings or (ii) the weighted average cost of funds of the Bank for the period in which the dividend is paid, as determined for this purpose by the Committee.

     (q) "Fair Market Value" means, when used in connection with the Common Stock on a certain date, the average of the high and low bid prices of the Common Stock as reported by the Nasdaq National Market ("Nasdaq") (as published by the Wall Street Journal, if published) on such date or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon or the last previous date on which a sale is reported. If the Common Stock is not reported on the Nasdaq, the Fair Market Value of the Common Stock is the value so determined by the Committee in good faith.

     (r) "Holding Company" means Reliance Bancorp, Inc.

     (s) "Incentive Stock Option" means an Option granted by the Committee to a Participant, which Option is designated by the Committee as an Incentive Stock Option pursuant to Section 7.

     (t) "Limited Right" means the right to receive an amount of cash based upon the terms set forth in Section 8.

     (u) "Non-statutory Stock Option" means an Option granted by the Committee to a Participant pursuant to Section 6, which is not designated by the Committee as an Incentive Stock Option or which is redesignated by the Committee under
Section 7 as a Non-Statutory Stock Option. All options granted to Outside Directors pursuant to Section 10 shall be Non-statutory Stock Options.

     (v) "Option" means the right to buy a fixed amount of Common Stock at the Exercise Price within a limited period of time designated as the term of the option as granted under Sections 6 and 7 of the Plan.

     (w) "Outside Director" means a member of the Board of Directors of the Holding Company or its Affiliates, who is not also an Employee.

     (x) "Participant" means any Employee who holds an outstanding Award under the terms of the Plan.

     (y) "Retirement" with respect to a Participant means termination of employment which constitutes retirement under any tax qualified plan maintained by the Holding Company or the Bank. However, "Retirement" will not be deemed to have occurred for purposes of this Plan if a Participant continues to serve on the Board of Directors of the Holding Company or its Affiliates even if such Participant is receiving benefits under any tax-qualified retirement plan of the Holding Company or its Affiliates. With respect to an Outside Director, "Retirement" means the termination of service from the Board of Directors of the Holding Company or its Affiliates following written notice to the Board as a whole of such Outside Director's intention to retire or retirement as determined by the Holding Company or applicable Affiliate's bylaws, except that an Outside Director shall not be deemed to have "Retired" for purposes of the Plan in the event he continues to serve as a consultant or advisory director to the Holding Company or any of its Affiliates.

     (z) "Termination for Cause" shall mean termination because of a material loss to the Holding Company or one of its subsidiaries caused by the Participant's intentional failure to perform stated duties, personal dishonesty, willful violation of any law, rule, regulation, (other than traffic violations or similar offenses) or final cease and desist order. No act, or the failure to act, on Participant's part shall be "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Holding Company or its affiliates.

2. ADMINISTRATION.

     (a) The Plan as regards Options shall be granted and administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants and on their legal representatives and beneficiaries.

     (b) The grant of Non-statutory Stock Options to Outside Directors are made herein by the terms of this Plan. Actual transference of any Non-statutory Stock Options to Outside Directors requires no, nor allows any, discretion by the Committee.

3. TYPES OF AWARDS.

           The following Awards may be granted under the Plan:

           (a)       Non-statutory Stock Options;
           (b)       Incentive Stock Options;
           (c)       Limited Rights;
           (d)       Dividend Adjustment Rights; and
           (e)       Directors Awards

as described below in paragraphs 6 through 10 of the Plan.

4. STOCK SUBJECT TO THE PLAN.

     Subject to adjustment as provided in Section 17, the maximum number of shares reserved hereby for purchase pursuant to the exercise of Options and Option-related Awards granted under the Plan is 450,000 shares of which Options to purchase 315,000 shares are reserved for grants to Employees and Options to purchase 135,000 shares are reserved for grants to Outside

Directors. These shares of Common Stock subject to Options which may be awarded hereunder may be either authorized but unissued shares or authorized shares previously issued and reacquired by the Holding Company. To the extent that Options are granted under the Plan, the shares underlying such Options will be unavailable for any other use including future grants under the Plan except that, to the extent that Options terminate, expire, are forfeited or are cancelled without having been exercised (in the case of Limited Rights, exercised for cash), new Options may be made with respect to these shares.

5. ELIGIBILITY.

     All Employees shall be eligible to receive Options under the Plan. Outside Directors shall only be eligible to receive Non-statutory Stock Options under the Plan under Section 10 of this Plan. An Outside Director who is a former Employee may, however, continue to hold unexercised or unvested Awards granted while such person was an Employee.

6. NON-STATUTORY STOCK OPTIONS.

     The Committee may, subject to the limitations of the Plan, from time to time, grant Non-statutory Stock Options to Employees and, upon such terms and conditions as the Committee may determine, grant Non-statutory Stock Options in exchange for and upon surrender of previously granted Awards under this Plan. Non-statutory Stock Options granted under this Plan are subject to the following terms and conditions:

     (a) Exercise Price. The Exercise Price of each Non-statutory Stock Option shall be determined by the Committee on the date the option is granted. Such Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. Common Stock underlying such Non-statutory Stock Options may be purchased only upon full payment of the Exercise Price or upon operation of an Option Exercise Alternative set out in Section 12 of the Plan.

     (b) Terms of Options. Non-Statutory Stock Options may in the discretion of the Committee be granted at any time and subject to any conditions allowed under this Plan. The term during which each Non-statutory Stock Option may be exercised shall be determined by the Committee, but in no event shall a Non-statutory Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. Unless otherwise determined by the Committee, Non-statutory Stock Options shall become exercisable six months subsequent to the Date of Grant; provided, however, that all options shall become fully vested and exercisable upon the Participant's termination due to death, Disability, Retirement or in the event of a Change in Control. The Common Stock comprising each installment may be purchased in whole or in part at any time during the term of such Non-statutory Stock Option after such Non-Statutory Stock Option becomes exercisable. The Committee may, in its sole discretion, accelerate the time at which any Non-statutory Stock Option may be exercised in whole or in part. The acceleration of any Non-statutory Stock Option under the authority of this paragraph will create no right, expectation or reliance on the part of any other Participant or that certain Participant regarding any other unaccelerated Non-statutory Stock Options.

     (c) The terms and conditions of any Non-statutory Stock Options shall be evidenced by an agreement (the "NSO Agreement") which such NSO Agreement will be subject to the terms and conditions of the Plan.

     (d) Termination of Employment. Notwithstanding any provisions set forth herein or contained in any NSO Agreement relating to an award of an Option, in the event of termination for reasons other than for death, Disability,
Retirement or Change in Control or Termination for Cause, only those options exercisable at the time of termination may be exercised and only for a period of one year after such termination. In the event of the Participant's termination of service for death, Disability, Retirement or in the event of a Change in Control, all options shall become exercisable and may be exercised for a period of one year after such termination. In the event of Termination for Cause, all rights under the Participant's Non-Statutory Stock Options shall expire immediately upon termination.

7. INCENTIVE STOCK OPTIONS.

     The Committee may, subject to the limitations of the Plan, from time to time, grant Incentive Stock Options to Employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

     (a) Exercise Price. The Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. However, if at the time an Incentive Stock Option is granted to a Participant, the Participant owns Common Stock representing more than 10% of the total combined voting securities of the Holding Company (or, under Section 424(d) of the Code, is deemed to own Common Stock representing more than 10% of the total combined voting power of all classes of stock of the Holding Company, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such Participant, or by or for any corporation, partnership, estate or trust of which such Participant is a shareholder, partner or beneficiary), ("10% Owner"), the Exercise Price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Date of Grant. Shares may be purchased only upon payment of the full Exercise Price or upon operation of an Option Exercise Alternative set forth in Section 12 of the Plan.

     (b) Amounts of Incentive Stock Options. Incentive Stock Options may be granted to any Employee in such amounts as determined by the Committee; provided that the amount granted is consistent with the terms of Section 422 of the Code. In the case of a stock option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Participant's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000. The provisions of this Section 7(b) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder.

To the extent an Award of an Incentive Stock Option under this Section 7 exceeds this $100,000 limit, the portion of the Award of an Incentive Stock Option in excess of such limit shall be deemed a Non-statutory Stock Option. The Committee shall have discretion to redesignate Stock Options granted as Incentive Stock Options as Non-statutory Stock Options. Such Non-statutory Stock Options shall be subject to Section 6 of the Plan.

     (c) Terms of Incentive Stock Options. Incentive Stock Options may in the discretion of the Committee be granted at any time and subject to any conditions allowed under this Plan. The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. If at the time an Incentive Stock Option is granted to a Participant who is a 10% Owner, the Incentive Stock Option granted to such Participant shall not be exercisable after the expiration of five years from the Date of Grant. No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable in his lifetime only by the Participant to whom it is granted.

     Unless otherwise determined by the Committee, Incentive Stock Options shall become exercisable six months subsequent to the Date of Grant; provided, however, that all options shall become fully vested and exercisable upon the Participant's termination due to death, Disability, Retirement or Change in Control. The shares comprising each installment may be purchased in whole or in part at any time during the term of such Incentive Stock Option after such installment becomes exercisable. The Committee may, in its sole discretion, accelerate the time at which any Incentive Stock Option may be exercised in whole or in part. To the extent that such acceleration, through the operation of law, destroys incentive treatment under the Code, then such accelerated Stock Option shall be deemed to be a Non-Statutory Stock Option. The acceleration of any Incentive Stock Option under the authority of this paragraph will create no right, expectation or reliance on the part of any other Participant or that certain Participant regarding any other unaccelerated Incentive Stock Options.

     (d) The terms and conditions of any Incentive Stock Option shall be evidenced by an agreement (the "Incentive Stock Option Agreement") which such Incentive Stock Option Agreement will be subject to the terms and conditions of the Plan.

     (e) Termination of Employment. Unless otherwise determined by the Committee, upon the termination of a Participant's service for any reason other than death, Disability, Retirement or Change in Control the Participant's Incentive Stock Options shall be exercisable only as to those shares that were immediately exercisable by the Participant at the date of termination and only for a period of three months following termination; provided, however, that, in the event that the Committee extends the exercisability of any Incentive Stock Options beyond three months following termination, such Incentive Stock Options shall be treated as Non-Statutory Stock Options. In the event of the termination of a Participant's service due to death, Disability, Retirement or in the event of a Change in Control, all of the Participant's Incentive Stock Options shall become exercisable for a period of one year after such termination.
Notwithstanding, any Incentive Stock Options are exercised more than three months after the Participant's terminations, such Options shall be treated as Non-Statutory Stock Options. In the event of Termination for Cause all rights under the Participant's Incentive Stock Options shall expire immediately upon termination. In the event of Disability, the period for exercise is one year from termination of employment.

     (g) Compliance  with Code. The Incentive  Stock Options  granted under this
Section 7 of the Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code, but the Holding Company makes no warranty as to the qualification of any option as an incentive stock option within the meaning of Section 422 of the Code. All Incentive Stock Options that do not so quality shall be treated as Non-statutory Stock Options.

8. LIMITED RIGHTS.

     Simultaneously with the grant of any Option to an Employee or Outside Director, the Committee may grant a Limited Right with respect to all or some of the shares covered by such Option. Limited Rights granted under this Plan are subject to the following terms and conditions:

     (a) Terms of Rights. In no event shall a Limited Right be exercisable in whole or in part before the expiration of six months from the Date of Grant of the Limited Right. A Limited Right may be exercised only in the event of a Change in Control.

          The Limited Right may be exercised only when the underlying Option is eligible to be exercised, and only when the Fair Market Value of the underlying shares on the day of exercise is greater than the Exercise Price of the underlying Option.

          Upon exercise of a Limited Right, the underlying Option shall cease to be exercisable. Upon exercise or termination of an Option, any related Limited Rights shall terminate. The Limited Rights may be for no more than 100% of the difference between the purchase price and the Fair Market Value of the Common Stock subject to the underlying option. The Limited Right is transferable only when the underlying option is transferable and under the same conditions.

     (b) Payment. Upon exercise of a Limited Right, the holder shall promptly receive from the Holding Company an amount of cash or some other payment alternative found in Section 11, equal to the difference between the Exercise Price of the underlying option and the Fair Market Value of the Common Stock subject to the underlying Option on the date the Limited Right is exercised, multiplied by the number of shares with respect to which such Limited Right is being exercised. Payments shall be less an applicable tax withholding as set forth in Section 18.

9. DIVIDEND ADJUSTMENT RIGHT

     Simultaneously with the grant of any Option under this Plan, the Committee may grant a Dividend Adjustment Right. Upon the payment of an Extraordinary Dividend, the Committee may grant to the holder of a Dividend Adjustment Right a payment from the Holding Company of an amount of cash equal to the amount of the Extraordinary Dividend paid on one share of Common Stock, multiplied by the number of shares of Common Stock subject to the underlying Option

10. DIRECTORS' AWARDS

     Awards to Outside Directors under this Plan ("Directors' Awards) are made in the form of Non-statutory Stock Options. Directors' Awards shall be made subject to the following terms and conditions:

     (a) Initial Grant of Directors' Awards. Each Outside Director who is serving on the Board of Directors on the Effective Date of this Plan shall receive Non-statutory Stock Options for 6,750 shares of Common Stock, each with a Dividend Adjustment Right pursuant to Section 9, which shall be granted as of the Effective Date of the Plan.

     (b) Continuing Grant of Directors' Awards. Any Outside Director currently serving on the Board of Directors as of the Effective Date of the Plan who continues to serve as a Director on July 1, 1997 and July 1, 1998, shall be granted Options for 6,750 shares on each respective date pursuant to the terms fixed by the Committee.

     (c) Grants to Subsequent Outside Directors. To the extent Options to purchase shares are available for grant under the Plan, due to such Options not being reserved for granting under paragraphs (a) and (b) of this Section 10 or due to forfeiture of Options previously awarded to Outside Directors, the Committee shall have the authority to grant such available Options to Outside Directors in amounts and with terms as determined by the Committee.

     The terms and conditions of any Director Award will be evidenced by an agreement which shall be subject to the terms and conditions of the Plan.

     (d) Exercise Price. The Exercise Price of each Non-statutory Stock Option awarded to an Outside Director shall equal the Fair Market Value of the Common Stock on the date of the grant of the Option. Shares may be purchased only upon full payment of the Exercise Price or upon operation of an Option Exercise Alternative set forth in Section 12 of the Plan.

     (e) Terms of Non-statutory Stock Options Award to Directors. Unless otherwise determined by the Committee, Non-Statutory Stock Options granted to Outside Directors shall become exercisable six months subsequent to the Date of Grant. The term during which each Non-statutory Stock Option awarded to a director may be exercised shall be 10 years from the Date of Grant. The shares comprising each installment may be purchased in whole or in part at any time during the term of such Non-statutory Stock Option.

     (f) Death, Disability, Retirement or Change in Control of a Director. All Stock Options shall be fully vested and exercisable upon death, Disability, Retirement or Change in Control.

     (g) Forfeiture. If the service of an Outside Director as a member of the Board is terminated for any other reason than death, Disability, Retirement or Change in Control, all unvested Stock Options shall be forfeited immediately upon such termination and the Outside Director shall have no further rights with respect to such Directors' Award.



11. PAYOUT ALTERNATIVES

     Payments due to a Participant upon the exercise or redemption of an Award, may be made under the following terms and conditions:

     (a) Discretion of the Committee. The Committee has the sole discretion to determine the form of payment (whether monetary, Common Stock, a combination of payout alternatives or otherwise) it shall use in making distributions or payments for all Options. If the Committee requests any or all Participants to make an election as to form of payment or distribution, it shall not be considered bound by the election.

     (b) Payment in the form of Common Stock. Any shares of Common Stock tendered in satisfaction of an obligation arising under this Plan shall be valued at the Fair Market Value of the Common Stock at the time of the distribution. The Committee may use Common Stock in Treasury or may direct the market purchase of such Common Stock to satisfy its obligations under this Plan.

12. OPTION EXERCISE ALTERNATIVES

     The Committee has sole discretion to determine the form of payment it will accept for the exercise of an Option. The Committee may indicate acceptable forms in the Incentive Stock Option or Non-statutory Stock Option Agreement covering such Options or may reserve its decision until the time of exercise. No Option is to be considered exercised until payment in full is accepted by the Committee or its agent.

     (a) Cash Payment. The exercise price may be paid in cash or by certified check.

     (b) Borrowed Funds. To the extent permitted by law, the Committee may permit all or a portion of the exercise price of an Option to be paid through borrowed funds.

     (c) Exchange of Common Stock. (i) The Committee may, in its sole discretion, permit payment by the tendering of previously acquired shares of Common Stock.

          (ii) Any shares of Common Stock tendered in payment of the exercise price of an Option shall be valued at the Fair Market Value of the Common Stock on the date prior to the date of exercise.

13. GRANTS IN THE EVENT OF A CHANGE IN CONTROL

     (a) In the event of a Change in Control, Options then available for grant under this Plan pursuant to Section 4 shall be automatically granted among those current Employees and current Outside Directors who have previously been granted Options under this Plan, as of the date of the Change in Control. The number of shares subject to Options to be granted to each such individual pursuant to this
Section 13 shall be determined by multiplying the number of Options to purchase shares of Common Stock then available for grant to Employees and Outside Directors, respectively, pursuant to Section 4 by a fraction, the numerator of which is the number of Options to purchase shares of Common Stock previously granted to that individual under this Plan, and the denominator of which is the total number of Options to purchase shares of Common Stock previously granted to all Employees, in the case of an Employee, and all current Outside Directors, in the case of an Outside Director, under this Plan.

     (b) The Exercise Price for any option granted pursuant to Section 13 shall be the average of the Exercise Price of each share of Common Stock, as adjusted pursuant to Section 17, subject to an Option granted under this Plan to the respective Employee or Outside Director prior to the Change in Control.

     (c) All Options granted pursuant to Section 13 shall be 100% vested and exercisable upon the Change in Control and shall remain exercisable for a period of 10 years from the date of grant.

14. RIGHTS OF A SHAREHOLDER: NONTRANSFERABILITY.

     No Participant or Outside Director shall have any rights as a shareholder with respect to any shares of Common Stock covered by an Option until the date of issuance of a stock certificate for such Common Stock. Nothing in this Plan or in any Option granted confers on any person any right to continue in the employ or service of the Holding Company or its Affiliates or interferes in any way with the right of the Holding Company or its Affiliates to terminate a Participant's services as an officer or other employee at any time.

     Except as permitted  under the Code and the rules  promulgated  pursuant to
Section 16(b) of the Exchange Act or any successor statutes or rules, no Option under the Plan shall be transferable by the Participant or Outside Director other than by will or the laws of intestate succession or pursuant to a qualified domestic relations order.

15. AGREEMENT WITH GRANTEES.

     Each Option will be evidenced by a written agreement ("Agreement"), executed by the Participant or Outside Director and the Holding Company or its Affiliates that describes the terms and conditions for receiving the Option including the date of Option, the Exercise Price if any, the term or other applicable periods, and other terms and conditions as may be required or imposed by the Plan, the Board of Directors, tax law consideration or applicable securities law.

16. DESIGNATION OF BENEFICIARY.

     A Participant or Outside Director may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Option to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Holding Company and may be revoked in writing. If a Participant or Outside Director fails effectively to designate a beneficiary, then the Participant's or Outside Director's estate will be deemed to be the beneficiary.

17. ADJUSTMENTS.

     In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Holding Company, the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant or Outside Director, including any or all of the following:

          (a) adjustments in the aggregate number or kind of shares of Common Stock or other securities that may underlie future Options under the Plan;

          (b) adjustments in the aggregate number or kind of shares of Common Stock or other securities underlying Options already made under the Plan;

          (c) adjustments in the purchase price of outstanding Incentive and/or Non-statutory Stock Options, or any Limited Rights attached to such Options.

     No such adjustments may, however, materially change the value of benefits available to a Participant or Outside Director under a previously granted Option. All awards under this Plan shall be binding upon any successors or assigns of the Holding Company.

18. TAX WITHHOLDING.

     Awards under this Plan shall be subject to tax withholding to the extent required by any governmental authority. If this Plan meets the requirements under 17 C.F.R. ss.240.16b-3 under the Exchange Act ("Rule 16b-3"), then any withholding shall comply with Rule 16b-3 or any amendment or successive rule.

19. AMENDMENT OF THE PLAN.

     The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively; provided however, that provisions governing grants of Options and Limited Rights, unless permitted by the rules promulgated to Section 16(b) of the Exchange Act, shall not be amended more than once every six months other than to comport with the Internal Revenue Code or the Employee Retirement Income Security Act, if applicable.

     No such termination, modification or amendment may affect the rights of a Participant or Outside Director under an outstanding Option without the written permission of such Participant or Outside Directors.

20. APPROVAL OF SHAREHOLDERS.

     The Plan shall be presented to  shareholders  for approval for purposes of:
(i) obtaining favorable treatment under Section 16(b) of the Securities Exchange Act; (ii) obtaining preferential tax treatment for Incentive Stock Options; and
(iii) maintaining listing on Nasdaq National Market. The failure to obtain shareholder approval will not effect the validity or effectiveness of the Plan and the Options granted hereunder, provided, however, that if the Plan is not approved by stockholders, the Board of Directors may, in its sole discretion, terminate the Plan and rescind any Options granted hereunder and, to the extent the Board of Directors does not exercise its discretion to terminate the Plan, any Incentive Stock Options granted shall be deemed to be Non- Statutory Stock Options.

21. TERMINATION OF THE PLAN.

     The right to grant Options under the Plan will terminate upon the earlier of (i) ten (10) years after the Effective Date or (ii) the issuance of Common Stock or (iii) the exercise of Options, or related Limited Rights equivalent to the maximum number of shares reserved under the Plan as set forth in Section 4. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that, except as to termination of the Plan or rescission of awards pursuant to Section 20 hereof, no such action will, without the consent of a Participant or Outside Director, adversely affect his vested rights under a previously granted Option.

22. APPLICABLE LAW.

     The Plan will be administered in accordance with the laws of the state of Delaware.

23. COMPLIANCE WITH SECTION 16.

     If this Plan is qualified under Rule 16b-3 (or any successor rule), with respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provisions of the Plan or action by the Committee fail to so comply, such provisions shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

24. DELEGATION OF AUTHORITY

     The Committee may delegate all authority for: the determination of forms of payment to be made by or received by the Plan; the execution of Agreements; the determination of Fair Market Value; the determination of all other aspects of administration of the plan to the executive officer(s) of the Holding Company or Reliance Federal Savings Bank ("Bank"). The Committee may rely on the descriptions, representations, reports and estimate provided to it by the management of the Holding Company or the Bank for determinations to be made pursuant to the Plan.

     IN WITNESS WHEREOF, Reliance Bancorp, Inc. has established this Plan, to be executed by a designee of the Board of Directors its duly corporate seal to be affixed and duly attested, effective as of the ____ day of____, 1996.


[CORPORATE SEAL]                                          RELIANCE BANCORP, INC.




ADOPTED BY THE BOARD OF DIRECTORS:


_____________                          By: _____________________________________
Date                                          Raymond L. Nielsen
                                              Chairman of the Board of Directors
                                              For the Board of Directors


APPROVED BY STOCKHOLDERS:


_____________                          By: _____________________________________
Date                                          Robert F. Pelosi
                                              Secretary

PAGE>

                                 REVOCABLE PROXY
                             RELIANCE BANCORP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                    November 12, 1996, 9:00 a.m. Eastern time

         The undersigned hereby appoints the official proxy committee of the Board of Directors of Reliance Bancorp, Inc. (the "Company"), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on November 12, 1996, at 9:00 a.m. Eastern time, at the Long Island Marriott Hotel and Conference Center, 101 James Doolittle Boulevard, Uniondale, New York, and at any and all adjournments thereof, as follows:

1.   The election as directors of all nominees  listed  (except as marked to the
     contrary below):         FOR |__|     WITHHOLD |__|     FOR ALL EXCEPT |__|

     Thomas G. Davis, Jr. and Donald LaPasta.

     INSTRUCTION: To withhold your vote for any individual nominee, mark "For All Except" and write that nominee's name on the space provided below:

--------------------------------------------------------------------------------

2.   Approval of the Reliance Bancorp, Inc. 1996 Stock Option Plan.
             FOR |__|     AGAINST |__|     ABSTAIN |__|

3. The ratification of KPMG Peat Marwick as independent auditors of Reliance Bancorp, Inc. for the fiscal year ending June 30, 1997.
             FOR |__|     AGAINST |__|     ABSTAIN |__|

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR each of the proposals listed. If any other business is presented at the Annual Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

     The stockholder acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated October 11, 1996, and of the Annual Report to Stockholders.

     Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

                                             Dated:_______________________, 1996


                                             -----------------------------------
                                             Signature of Stockholder

                                             -----------------------------------
                                             Signature of Stockholder

                                             PLEASE COMPLETE, DATE, SIGN
                                             AND MAIL THIS PROXY PROMPTLY
                                             IN THE ENCLOSED POSTAGE-PAID
                                             ENVELOPE.